Exhibit 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 231-0351



                      AIM 86 DECLARES MONTHLY DISTRIBUTION
                         FOR JULY OF 27.5 CENTS PER UNIT

                 Includes Mortgage Proceeds of 26 Cents Per Unit


                                -----------------


     ROCKVILLE, MD, July 22, 2003 -- (AMEX/AIJ) The general partner of American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today declared the monthly distribution for July 2003 in the amount of 27.5 cents per unit. Holders of record on July 31, 2003 will receive this amount as part of the third quarter distribution which will be paid on November 3, 2003.

The July distribution of 27.5 cents per units includes the following:

-    1.5 cents per unit regular cash flow;

- 13 cents per unit mortgage proceeds due to the prepayment of the mortgage on Main Street Square; and

- 13 cents per unit mortgage proceeds due to the prepayment of the mortgage on Regency Park Apartments.

     Record dates for the AIM 86 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.
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